UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013 (September 30, 2013)

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Physicians Realty Trust (the “Company”) through a subsidiary of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”) entered into a membership interest contribution agreement (the “Agreement”) with all 29 members (the “Sellers”) of Crescent City Surgical Centre Facility, LLC (the “CCSC Facility”) pursuant to which the Company agreed to acquire CCSC Facility including its single asset, a surgical center building in the New Orleans, Louisiana metropolitan area for approximately $37.5 million. The Company funded the cash purchase price with proceeds of the Company’s initial public offering plus the issuance of 954,877, in the aggregate, of Operating Partnership common units (“OP units”) by the Operating Partnership to the Sellers. At closing, the Sellers caused CCSC Facility to pay off all debt incurred by CCSC Facility to develop the surgical center building.  The surgical center building will be leased to Crescent City Surgical Centre, LLC (“Crescent City Surgical”) until 2028 with initial rent equal to $3,000,000 per year, with annual rent escalations of 3%, representing an initial yield of 8%, excluding transaction costs.  Crescent City Surgical is also owned by the Sellers.

The Company closed on the acquisition on September 30, 2013.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

The foregoing is only a summary of certain provisions of the Agreement and is qualified in its entirety by the terms of the Agreement, copies of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  Holders of the OP units will be entitled to certain redemption rights which allow them to cause the Operating Partnership to redeem the OP units in exchange for cash, or at the Operating Partnership’s option, for the Company’s common shares on a one-for-one basis.

The issuance of the OP units to the Sellers at the closing and pursuant to the terms of the Agreement were not registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibit 99.1 is attached to this 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS REALTY TRUST

September 30, 2013	By:	/s/ John T. Thomas
		Name:	John T. Thomas
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated September 30, 2013, issued by Physicians Realty Trust